EXHIBIT 10-A-26









                               SERVICE AGREEMENT

                                    between

                          CNG TRANSMISSION CORPORATION

                                      and

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED





                                     DATED

                                October 17, 1995

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                                SERVICE AGREEMENT
                   APPLICABLE TO TRANSPORTATION OF NATURAL GAS
                      UNDER SECTION 8 OF RATE SCHEDULE FTNN
                               (FTNN-GSS SERVICE)

      AGREEMENT made as of this October 17, 1995, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC., a North Carolina corporation, hereinafter called "Customer."

      WHEREAS, on October 4, 1993, Pipeline and Rochester Gas and Electric Corporation ("RG&E") entered into a Marketing Agreement that was designed to permit Pipeline to assist RG&E in marketing RG&E's upstream transportation capacity on Texas Eastern Transmission Corporation ("Texas Eastern"), Tennessee Gas Pipeline Company ("Tennessee"), and on-system storage demand and capacity, and related transportation capacity on Pipeline;

      WHEREAS, Pipeline and Customer entered into a Letter Agreement on September 17, 1993, in which it was agreed that Customer would acquire part of the RG&E capacity;

      WHEREAS, Pipeline and Texas Eastern sought authorization of the Federal Energy Regulatory Commission ("FERC") as necessary to construct facilities and to provide certain services to Customer, in two FERC dockets: Texas Eastern Transmission Corporation, Docket No. CP94-6-000, and CNG Transmission Corporation, Docket No. CP94-89-000;

      WHEREAS, by order issued November 1, 1994, in the referenced dockets (69 FERC P. 61,132 (1994)), the FERC granted Pipeline and Texas Eastern certificates of public convenience and necessity, but materially modified portions of the original proposal and refused to rule on other portions;

      WHEREAS, on January 12, 1995, Pipeline and Customer entered into a Letter Agreement amending the September 17, 1993 Agreement, so that Customer's capacity would be established in two phases:

         Phase I beginning on April 1, 1995 for 720,000 Dt of Storage Capacity under Pipeline's Rate Schedule GSS with a related Storage Demand of 12,000 Dt/day, and on November 1, 1995 for firm transportation capacity of 8,000 Dt/day on Pipeline's system; and

         Phase II beginning on April 1, 1996 for 360,000 Dt of additional Storage Capacity under Pipeline's Rate Schedule GSS with a related Storage Demand of 6,000 Dt/day, and November 1, 1996 for 4,000 Dt/day of firm transportation capacity on Pipeline's system;


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      WHEREAS, on February 1, 1995, Pipeline and RG&E entered into a Replacement
Marketing Agreement to reflect the modifications in the November 1, 1994, FERC Order; and

      WHEREAS,  Pipeline  and  Texas  Eastern  filed  a  Joint  Stipulation  and
Agreement in the referenced dockets on February 21, 1995, which the FERC approved by order issued May 31, 1995, authorizing certain services by Pipeline for Customer including the services reflected in this Service Agreement (71 FERC
P. 61,244 (1995));

      NOW, THEREFORE, WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   Quantities

      A. During the term of this Agreement, Pipeline will transport for Customer, on a firm basis, and Customer may furnish, or cause to be furnished, to Pipeline natural gas for such transportation, and Customer will accept, or cause to be accepted, delivery from Pipeline of the quantities Customer has tendered for transportation.

      B. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as set forth on Exhibit A, attached hereto.

                                   ARTICLE II
                                      Rate

      A. Unless otherwise mutually agreed in a written amendment to this Agreement, beginning on November 1, 1995, Customer shall pay Pipeline for transportation services rendered pursuant to this Agreement, the maximum rates and charges provided under Section 8 of Rate Schedule FTNN set forth in Pipeline's effective FERC Gas Tariff, including applicable surcharges and the Fuel Retention Percentage.

      B. Pipeline shall have the right to propose, file and make effective with the Federal Energy Regulatory Commission or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule FTNN "Applicability and Character of Service," (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate



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schedule shall be without  prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

                                   ARTICLE III
                                Term of Agreement

     Subject to all the terms and conditions herein, this Agreement shall be effective as of November 1, 1995, and shall continue in effect for a primary term through and including March 31, 2016, and from year to year thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of the next contract year.

                                   ARTICLE IV
                         Points of Receipt and Delivery

     The Points of Receipt and Delivery and the maximum quantities for each point for all gas that may be received for Customer's account for transportation by Pipeline shall be as set forth on Exhibit A.

                                    ARTICLE V
                Incorporation By Reference of Tariff Provisions

     To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

     1. All of the provisions of Rate Schedule FTNN, or any effective superseding rate schedule or otherwise applicable rate schedule; and

     2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

                                   ARTICLE VI
                                  Miscellaneous

     A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.


     B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:



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          Pipeline: CNG Transmission Corporation
                    445 West Main Street
                    Clarksburg, West Virginia  26301
                    Attention: Vice President, Marketing and Customer Services

          Customer: Public Service Company of North Carolina, Inc.
                    400 Cox Road
                    P.O. Box 1398
                    Gastonia, NC    28053-1398
                    Attention:  Sr. Vice President, Gas Supply & Marketing

or at such other address as either party shall designate by formal written notice.

      C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

      D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

      E. The capacity herein is in addition to the service currently provided by Pipeline to Customer. Therefore this Service Agreement does not supersede or cancel any current Service Agreements between Customer and Pipeline. If this Service Agreement becomes effective as an executed Service Agreement, its quantities shall be in addition to the contract quantities and the Maximum Daily Delivery Obligation(s) stated in Exhibit A to the Service Agreement between Customer and Pipeline under Rate Schedule FTNN (FTNN-GSS), dated October 8, 1993, effective November 1, 1993.



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     IN WITNESS WHEREOF,  the parties hereto intending to be legally bound, have caused this Agreement to be signed by their duly authorized officials as of the day and year first written above.

                                      CNG TRANSMISSION CORPORATION
                                        (Pipeline)



                                      By:  s\ Joseph A. Curia
                                      Its: Vice President




                                      PUBLIC SERVICE COMPANY OF NORTH
                                        CAROLINA, INC.
                                        (Customer)



                                      By:  s\ Franklin H. Yoho
                                      Its: Senior Vice President -
                                           Marketing & Gas Supply
                                             (Title)




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                                    EXHIBIT A
                        To the FTNN-GSS Service Agreement
                             Dated October 17, 1995
                      Between CNG Transmission Corporation
               and Public Service Company of North Carolina, Inc.

A.   Quantities

     The maximum quantities of gas that Pipeline shall deliver and that Customer may tender shall be as follows:

     1.  Total  Transportation   Quantities  upon  implementation  of  Phase  I,
commencing November 1, 1995:

         a. Maximum  Daily  Transportation  Quantity  ("MDTQ")  of 12,000  Dt.
         b. A Maximum Annual Transportation Quantity ("MATQ") of 1,812,000 Dt.

     2. Total Transportation Quantities upon implementation of Phase II, commencing November 1, 1996:

         a. An additional 6,000 Dt per Day, for an MDTQ of 18,000 Dt.
         b. A corresponding MATQ of 2,718,000 Dt.

     3.  Termination of Phase I Quantities:

         Upon twenty four months' prior written notice, Customer may reduce the MDTQ by up to 20,000 Dt and the MATQ by a corresponding quantity, up to 3,020,000 Dt, effective at any time after October 31, 2015.

B.   Points of Receipt

     1. The Receipt Point(s) for subsequent transportation to Customer for all storage withdrawal quantities shall be the points of withdrawal from Pipeline's storage pool(s).

     2. These Point(s) of Receipt shall only be Primary, as defined in Pipeline's FERC Gas Tariff, to the extent that corresponding nominations for withdrawal from Pipeline's storage pool(s) is provided under the "Service Agreement Applicable To The Storage Of Natural Gas Under Rate Schedule GSS (Part
284)" between Pipeline and Public Service Company of North Carolina dated October 17, 1995.


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                                                                       EXHIBIT A
                                             November 1, 1995 FTNN-GSS Agreement
                                            Between CNG Transmission Corporation
                              and Public Service Company of North Carolina, Inc.
                                                                     Page 2 of 3

C.   Point of Delivery

     The Maximum Daily Delivery Obligation(s) (MDDO) stated below, if any, reflect Pipeline's total obligation to deliver quantities to the Point of Delivery to Customer, to Customer's assignee, or to any applicable Replacement Customer. Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Delivery Point as reasonably may be required to render service hereunder, but Pipeline shall not be required to deliver gas (or cause gas to be delivered) at greater than the maximum pressures specified herein. The Points of Delivery and the MDDO's under this Service Agreement, if applicable, shall be as follows:

     1. Up to the specified MDDO, at an existing interconnection between the facilities of Pipeline and Transcontinental Gas Pipe Line Corporation ("Transco") located in Prince William County, Virginia, known as the Nokesville
Interconnection:

     a. Effective upon implementation of Phase I, commencing November 1, 1995 -- 12,000 Dt per Day.

     b. Effective upon implementation of Phase II, commencing November 1, 1996 -- 18,000 Dt per Day.

     2. Up to the nominated quantities permitted by paragraph B.2.c, above, at points of injection into Pipeline's storage pools.

D.   Aggregate MDDO's

     1.   The MDDO's stated in Paragraph C.1., above, are in addition to:

     a. the MDDO's derived from the Service Agreement between Customer and Pipeline under Rate Schedule FTNN dated October 17, 1995; and

     b. the MDDO of 30,000 Dt per Day stated in Exhibit A to the Service Agreements between Customer and Pipeline under Rate Schedule FTNN and
          Section 8 of Rate Schedule FTNN (FTNN-GSS Service) dated October 8, 1993, effective November 1, 1993; notwithstanding the representation in the November 1, 1993 Agreements that 30,000 Dt per Day represents the totality of firm service to Customer at that Delivery Point.



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                                                                       EXHIBIT A
                                             November 1, 1995 FTNN-GSS Agreement
                                            Between CNG Transmission Corporation
                              and Public Service Company of North Carolina, Inc.
                                                                     Page 3 of 3

     2. Absent modification or termination of the service agreements identi-fied in paragraph D.1.b., above, or exercise of a reduction as noted in para-graph D.3., below, Pipeline's aggregate MDDO at the Nokesville Interconnection to Customer, Customer's assignee or to any applicable Replacement Customer under Customer's long-term firm transportation service agreements shall be:

     a.   Effective commencing November 1, 1995 -- 50,000 Dt per Day.

     b.   Effective commencing November 1, 1996 -- 60,000 Dt per Day.

     3. If Customer exercises its option to reduce any MDTQ under this Service Agreement or the Rate Schedule FTNN Service Agreement between Pipeline and Customer dated October 17, 1995, then the MDDO's set forth hereunder shall be reduced by a corresponding quantity as of the effective date of Customer's MDTQ reduction.